EXHIBIT 9(a)(i)
                       TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT is made as of July 1, 1996 by and between HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("Harris"), and THE HARRIS INSIGHT FUNDS TRUST, a Massachusetts business trust (the "Trust").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust wishes to retain Harris to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and Harris wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. AS USED IN THIS AGREEMENT:

            (a) "1933 Act" means the Securities Act of 1933, as amended.

            (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (c) "Authorized Person" means any officer of the Trust and any other person duly authorized by the Trust's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by Harris. An Authorized Person's scope of authority may be limited by the Trust by setting forth such limitation in the Authorized Persons Appendix.

            (d) "CEA" means the Commodities Exchange Act, as amended.

            (e) "Oral Instructions" mean oral instructions received by Harris from an Authorized Person or from a person reasonably believed by Harris to be an Authorized Person.

            (f) "SEC" means the Securities and Exchange Commission.

            (g) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

            (h) "Shares" mean the shares of beneficial interest of any series or class of the Trust.

            (i) "Written Instructions" mean written instructions signed by an Authorized Person and received by Harris. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Trust hereby appoints Harris to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Trust in accordance with the terms set forth in this Agreement. Harris accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Trust has provided or, where applicable, will provide Harris with the following:

             (a) Certified or  authenticated  copies of the  resolutions  of the
                 Trust's Board of Trustees, approving the appointment of Harris or its affiliates to provide services to the Trust and approving this Agreement;









             (b) A copy  of  the  Trust's  most  recent  effective  registration statement;

             (c) A  copy  of  the  advisory   agreement  with  respect  to  each
                 investment Portfolio of the Trust (each, a Portfolio);

             (d) A copy of the distribution agreement with respect to each class of Shares of the Trust;

             (e) A copy of each Portfolio's  administration agreements if Harris is not providing the Portfolio with such services;

             (f) Copies of any shareholder  servicing agreements made in respect of the Trust or a Portfolio; and

             (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS. Harris undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Harris hereunder. Except as specifically set forth herein, Harris assumes no responsibility for such compliance by the Trust or any of its investment portfolios.

         5. INSTRUCTIONS.

            (a) Unless otherwise provided in this Agreement, Harris shall act only upon Oral Instructions and Written Instructions.

            (b) Harris shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by Harris to be an Authorized Person) pursuant to this Agreement. Harris may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Trust's Board of Trustees or of the Trust's shareholders, unless and until Harris receives Written Instructions to the contrary.

            (c) The Trust agrees to forward to Harris Written Instructions confirming Oral Instructions so that Harris receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Harris shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, Harris shall incur no liability to the Trust in acting upon such Oral Instructions or Written Instructions provided that Harris's actions comply with the other provisions of this Agreement.

         6. RIGHT TO RECEIVE ADVICE.

            (a) Advice of the Trust. If Harris is in doubt as to any action it should or should not take, Harris may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

            (b) Advice of Counsel. If Harris shall be in doubt as to any question of law pertaining to any action it should or should not take, Harris may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Trust, the Trust's investment adviser or Harris, at the option of Harris).










            (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions Harris receives from the Trust, and the advice it receives from counsel, Harris may rely upon and follow the advice of counsel. In the event Harris so relies on the advice of counsel, Harris remains liable for any action or omission on the part of Harris which constitutes willful misfeasance, bad faith, negligence or reckless disregard by Harris of any duties, obligations or responsibilities set forth in this Agreement.

            (d) Protection of Harris. Harris shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Trust or from counsel and which Harris believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Harris (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of another provision of this Agreement, the same is a condition of Harris's properly taking or not taking such action. Nothing in this subsection shall excuse Harris when an action or omission on the part of Harris constitutes willful misfeasance, bad faith, negligence or reckless disregard by Harris of any duties, obligations or responsibilities set forth in this Agreement.

         7. RECORDS; VISITS. The books and records pertaining to the Trust, which are in the possession or under the control of










Harris, shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during Harris's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Harris to the Trust or to an Authorized Person, at the Trust's expense.

         8. CONFIDENTIALITY. Harris agrees to keep confidential all records of the Trust and information relating to the Trust and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust agrees that such consent shall not be unreasonably withheld and may not be withheld where Harris may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

         9. COOPERATION WITH ACCOUNTANTS. Harris shall cooperate with the Trust's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

         10. DISASTER RECOVERY. Harris shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. In the event of equipment failures, Harris shall, at no additional expense to the Trust, exercise its best efforts in good faith to minimize service interruptions. Harris shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Harris's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by Harris during the term of this Agreement, the Trust will pay to Harris a fee or fees as may be agreed to from time to time in writing by the Trust and Harris.

         12. INDEMNIFICATION. The Trust agrees to indemnify and hold harmless Harris from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Harris takes (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral Instructions or Written Instructions. Harris shall not, however, be indemnified against any liability (or any expenses incident to such liability) arising out of Harris's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

         13. RESPONSIBILITY OF HARRIS.

            (a) Harris shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by Harris in writing. Harris shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. Harris shall be liable for any damages arising out of Harris's failure to perform its duties under this Agreement to the extent such damages arise out of Harris's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

            (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) Harris, shall not be liable for losses beyond its control, provided that Harris has acted in accordance with the standard of care set forth above; and (ii) Harris shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Harris reasonably believes to be genuine; or (B) subject to
Section 10, delays or errors or loss of data occurring by reason of circumstances beyond Harris's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

            (c) Notwithstanding anything in this Agreement to the contrary, Harris shall not be liable to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer by or as a consequence of Harris's performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by Harris or its affiliates.

         14. DESCRIPTION OF SERVICES










            (a)  Services  Provided  on an Ongoing  Basis,  If  Applicable.

                (i)    Furnish state-by-state registration reports to the Trust;

                (ii) Calculate sales load, if any, or compensation payment, if applicable, and provide such information to the Trust;

                (iii) Calculate dealer commissions, if any, for the Trust, if applicable;

                (iv)   Calculate 12b-1 payments;

                (v)    Maintain proper shareholder registrations;

                (vi) Review new applications and correspond with shareholders to complete or correct information;

                (vii)  Direct payment processing of checks or wires;

                (viii) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                (ix)   Countersign share certificates;

                (x)    Prepare  and  mail  to   shareholders   confirmation   of
                       activity;

                (xi) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                (xii)  Mail duplicate  confirmations to  broker-dealers of their
                       clients'   activity,   whether   executed   through   the
                       broker-dealer or directly with Harris;

                (xiii) Provide periodic shareholder  lists and statistics to the clients;










                (xiv)  Provide    detailed    data    for     underwriter/broker
                       confirmations;

                (xv) Prepare periodic mailing of year-end tax and statement information;

                (xvi)  Notify on a timely  basis the  administrator,  investment
                       adviser,   accounting   agent,   and  custodian  of  fund
                       activity; and

                (xvii) Perform  other  participating  broker-dealer  shareholder services as may be agreed upon from time to time.

            (b) Services Provided by Harris Under Oral Instructions or Written Instructions.

                (i)   Accept and post daily Trust purchases and redemptions;

                (ii)  Accept,  post  and  perform   shareholder   transfers  and
                      exchanges;

                (iii) Pay dividends and other distributions;

                (iv)  Solicit and tabulate proxies; and

                (v) Issue and cancel certificates (when requested in writing by the shareholder).

            (c) Purchase of Shares. Harris shall issue and credit an account of an investor, in the manner described in the Trust's prospectus, once it receives: (i) A purchase order;

                (ii)  Proper information to establish a shareholder account; and

                (iii) Confirmation  of  receipt or  crediting  of funds for such order to the Trust's custodian.








            (d) Redemption of Shares. Harris shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Trust's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Trust's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides Harris with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

When a broker-dealer notifies Harris of a redemption desired by a customer, and the Custodian provides Harris with funds, Harris shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

            (e) Dividends and Distributions. Upon receipt of a resolution of the Trust's Board of Trustees authorizing the declaration and payment of dividends and distributions, Harris shall issue dividends and distributions declared by the Trust in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Trust's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. Harris shall mail to the Trust's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Trust as are required to be filed and mailed by applicable law, rule or regulation.

         Harris shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Trust to its shareholders as required by tax or other law, rule or regulation.

            (f)  Shareholder  Account  Services.

                (i) Harris may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                -     Any pre-authorized check plan; and

                - Direct purchases through broker wire orders, checks and applications.

                (ii) Harris may arrange, in accordance with the prospectus, for a shareholder's:

                - Exchange of Shares for shares of another fund with which the Trust has exchange privileges;

                -     Automatic   redemption   from  an   account   where   that
                      shareholder participates in a automatic redemption plan; and/or

                - Redemption of Shares from an account with a checkwriting privilege.

            (g)   Communications   to   Shareholders.    Upon   timely   Written
Instructions, Harris shall mail all communications by the Trust to its shareholders, including:

                (i)   Reports to shareholders;

                (ii)  Confirmations of purchases and sales of Trust shares;










                (iii) Monthly or quarterly statements;

                (iv)  Dividend and distribution notices;

                (v)   Proxy material; and

                (vi)  Tax form information.

            In addition, Harris will receive and tabulate the proxy cards for the meetings of the Trust's shareholders.

            (h) Records. Harris shall maintain records of the accounts for each shareholder showing the following information: (i) Name, address and United States Tax Identification or Social Security number;

                (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                (iii) Historical  information  regarding  the  account  of  each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

                (iv)  Any  stop  or   restraining   order   placed   against   a
                      shareholder's account;

                (v) Any correspondence relating to the current maintenance of a shareholder's account;

                (vi)  Information with respect to withholdings; and

                (vii) Any  information  required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

            (i) Lost or Stolen Certificates. Harris shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by Harris; and

                (ii) Completion of a release and indemnification agreement signed by the shareholder to protect Harris and its affiliates.

            (j) Shareholder Inspection of Stock Records. Upon a request from any Trust shareholder to inspect stock records, Harris will notify the Trust and the Trust will issue instructions granting or denying each such request. Unless Harris has acted contrary to the Trust's instructions, the Trust agrees to and does hereby, release Harris from any liability for refusal of permission for a particular shareholder to inspect the Trust's stock records.

            (k) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, Harris shall cancel outstanding certificates surrendered by the Trust to reduce the total amount of outstanding shares by the number of shares surrendered by the Trust.

            (k) In providing for any or all of the services in section 14 hereof, and in satisfaction or its obligations to provide such services, Harris may enter into agreements with one or more other persons to provide such services to the Trust, provided that any such agreement shall have been approved by the Board of Trustees of the Trust and provided further that Harris shall be as fully responsible to the Trust for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder.

         15. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Trust or by Harris on sixty (60) days' prior written notice to the other party.

         16. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Harris, at 111 West Monroe Street, Chicago, IL 60690; (b) if to the Trust, at One Exchange Place, Tenth Floor, Boston, Massachusetts 02109 or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. DELEGATION; ASSIGNMENT. Subject to approval by the Trust's Board of Trustees, Harris may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Harris Bankcorp, Inc., provided that (i) Harris gives the Trust sixty (60) days' prior written notice; (ii) the delegate (or assignee) agrees with the Trust and Harris to comply with all relevant provisions of the 1940 Act; (iii)









Harris remains responsible for the performance of its duties hereunder by such delegate (or assignee); (iv) the delegate (or assignee) possesses expertise comparable to or greater than that of Harris in providing the services required hereunder; and (v) Harris and such delegate (or assignee) promptly provide such information as the Trust or Harris may request, and respond to such questions as the Trust or Harris may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

         19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. MISCELLANEOUS.

            (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

            (b) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (c) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.










            (d) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (f) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.












         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          HARRIS TRUST AND SAVINGS BANK

                                          By: /s/ Peter P. Capaccio
                                              -------------------------
                                          Title: Senior Vice President
                                                 ----------------------

                                          THE HARRIS INSIGHT FUNDS TRUST

                                          By: /s/ Richard W. Ingram
                                              --------------------------
                                          Title: President
                                                 -----------------------










                                    EXHIBIT A
                                    ---------


         THIS EXHIBIT A, dated as of July 1, 1996, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 1, 1996 between Harris Trust Savings Bank and The Harris Insight Funds Trust.


                                   PORTFOLIOS
                                   ----------

                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                            Harris Insight Index Fund
                        Harris Insight International Fund
                          Harris Insight Balanced Fund
                   Harris Insight Convertible Securities Fund
                            Harris Insight Bond Fund
                Harris Insight Intermediate Government Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Tax-Exempt Intermediate Bond













                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                SIGNATURE

Peter P. Capaccio                          /s/ Peter P. Cappacio
                                           ---------------------
Lynn M. Gannon                             /s/ Lynn M. Gannon
                                           ------------------
Ishwar D. Gupta                            /s/ Ishwar D. Gutpa
                                           -------------------
Donald G. Coxe                             /s/ Donald G. Coxe
                                           ------------------
Thomas M. Corkill                          /s/ Thomas M. Corkill
                                           ---------------------
James E. Depies                            /s/ James E. Depies
                                           -------------------
William O. Leszinske                       /s/ William O. Leszinske
                                           ------------------------
Douglas G. Madigan                         /s/ Douglas G. Madigan
                                           ----------------------
Daniel L. Sido                             /s/ Daniel L. Sido
                                           ------------------
Laura D. Alter                             /s/ Laura D. Alter
                                           ------------------
Kathleen Bramlage                          /s/ Kathleen Bramlage
                                           ---------------------
Fred Duda                                  /s/ Fred Duda
                                           -------------
Randall T. Royther                         /s/ Randall T. Royther
                                           ----------------------
Maureen Svagera                            /s/ Maureen Svagera
                                           -------------------